SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2013

DOVER MOTORSPORTS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number 1-11929

Delaware	51-0357525
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1131 N. DuPont Highway, Dover, Delaware	19901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 883-6500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 23, 2013, our Board of Directors appointed Patrick J. Bagley, an existing member of our Board of Directors, to fill the vacancy on our Audit Committee and to become Chairman of the Audit Committee. As noted in our Form 8-K dated July 25, 2013, the death of Kenneth K. Chalmers reduced our Audit Committee to two members. The appointment of Mr. Bagley brings our Audit Committee back to three members in compliance with Section 303A of the NYSE Listed Company Manual.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 23, 2013, our Board of Directors adopted Amended and Restated By-laws Effective October 23, 2013.

The Amended and Restated By-laws add a forum selection provision for the adjudication of disputes. New Section 8.8 provides that, unless the Corporation consents in writing to the selection of an alternative forum, a state or federal court in the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine. The Section further provides that any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provision.

Our By-laws now provide in Section 2.7 that, unless otherwise provided by law or by our Certificate of Incorporation or elsewhere in the By-laws, matters voted on by the stockholders at a meeting of stockholders shall be decided by the vote of the holders of a majority of the voting power entitled to vote thereon present in person or by proxy at the meeting. Previously the By-laws required the vote of the holders of a majority of our outstanding shares entitled to vote and present in person or by proxy at the meeting. The election of directors at a meeting of stockholders is by plurality of the votes and, therefore, not affected by this amendment.

Section 1.2 to our By-laws was amended to conform the address of the Corporation’s registered office to what is on file with the State of Delaware, namely 3505 Silverside Road, Plaza Centre Building, Suite 203, Wilmington, DE 19810 or such other place as may be designated by the Board of Directors in accordance with the Delaware Corporation Law.

The above is qualified in its entirety by the full text of the Amended and Restated By-laws, a copy of which is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following Exhibit is filed with this Current Report on Form 8-K:

3.1 Amended and Restated By-laws of Dover Motorsports, Inc. Effective October 23, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dover Motorsports, Inc.

/s/ Denis McGlynn
Denis McGlynn
President and Chief Executive Officer

Dated: October 23, 2013

EXHIBIT INDEX

Exhibit Number	Description

3.1	3.1 Amended and Restated By-laws of Dover Motorsports, Inc. Effective October 23, 2013.